EQUITY - VIP

Name of Issuer:                             METLIFE INC.
                                            ------------
Type of Security:                           Common Stock
Trade Date:                                 4/4/00
Maturity Date:                              Not applicable
Interest Rate:                              Not applicable
Total Shares/Par Purchased:                 420
Total Purchase:                             $5,985
Aggregate shares/par of offering:           202,000,000
Aggregate value of offering:                $2,878,500,000
Securities acquired from:                   Credit Suisse First Boston
Underwriting Syndicate's Members:           Credit Suisse First Boston
                                            Goldman Sachs
                                            Banc of America Securities LLC
                                            Donaldson, Lufkin and Jenrette
                                            Lehman Brothers
                                            Merrill Lynch
                                            Morgan Stanley Dean Witter
                                            Salomon Smith Barney

                  TOTAL RETURN VIP

Name of Issuer:                             MGM GRAND INC.
                                            --------------
Type of Security:                           Corporate Bond
Trade Date:                                 5/22/00
Maturity Date:                              6/1/07
Interest Rate:                              9.75%
Total Shares/Par Purchased:                 50,000
Total Purchase:                             $49,381.50
Aggregate shares/par of offering:           710,000,000
Aggregate value of offering:                $701,217,300
Securities acquired from:                   Banc of America Securities
Underwriting Syndicate's Members:           Bank of America Securities
                                            Deutsche Banc Alex. Brown
                                            CIBC World Markets
                                            Morgan Stanley Dean Witter
                                            Merrill Lynch and Co.
                                            Banc One Capt. Markets
                                            Commerzbank Capt. Markets Corp.
                                            Bear, Stearns & Co., Inc.
                                            Scotia Capt.
                                            Wasserstein Perella Securities, Inc.

Name of Issuer:                             FORD MOTOR CREDIT
                                            -----------------
Type of Security:                           Corporate Bond
Trade Date:                                 6/7/00
Maturity Date:                              6/15/10
Interest Rate:                              7.875%
Total Shares/Par Purchased:                 50,000
Total Purchase:                             $49,843
Aggregate shares/par of offering:           2,500,000,000
Aggregate value of offering:                $2,481,525,000
Securities acquired from:                   Goldman Sachs
Underwriting Syndicate's Members:           Bank of America Securities
                                            Goldman Sachs
                                            Chase Securities
                                            Morgan Stanley Dean Witter
                                            Merrill Lynch and Co.
                                            Lehman Brothers
                                            Credit Suisse First Boston
                                            Bear, Stearns & Co., Inc.
                                            ABN Amro
                                            USB Warburg Dillon Reed

                  LOW DURATION VIP

Name of Issuer:                              MEDALLION 2000-1G A1
                                             --------------------
Type of Security:                            Mortgage Backed
Trade Date:                                  3/21/00
Maturity Date:                               7/12/31
Interest Rate:                               3 mo. LIBOR + 23
Total Shares/Par Purchased:                  50,000
Total Purchase:                              $50,000
Aggregate shares/par of offering:            955,000,000
Aggregate value of offering:                 $955,000,000
Securities acquired from:                    JP Morgan
Underwriting Syndicate's Members:            JP Morgan
                                             Deutsche Banc Alex. Brown
                                             Merrill Lynch and Co.
                                             Credit Suisse First Boston

                  INTERNATIONAL VIP

Name of Issuer:                             INFINEON TECHNOLOGIES (GERMANY)
                                            -------------------------------
Type of Security:                           Common Stock
Trade Date:                                 3/13/2000
Maturity Date:                              Not applicable
Interest Rate:                              Not applicable
Total Shares/Par Purchased:                 6,400
Total Purchase:                             224,000 Euro
Aggregate shares/par of offering:           154,200,000
Aggregate value of offering:                6,071,625,000 Euro
Securities acquired from:                   Deutsche Bank AG
Underwriting Syndicate's Members:           Deutsche Bank AG
                                            Goldman Sachs

                                            Bayerische Landesbank
                                            Girozentrale Commerzbank
                                            AG Credite Suisse First
                                            Boston DG Bank Lehman
                                            Brothers Merrill Lynch
                                            Salomon Smith Barney ABN
                                            Amro Rothschild
                                            Bankgesellshaft Berlin AG
                                            Hypovereinsbank Mediobanca
                                            Roberston Stephens SG
                                            Investment Banking Warburg
                                            Dillon Reed

Name of Issuer:                             SUN LIFE FINANCIAL (CANADA)
                                            ---------------------------
Type of Security:                           Common Stock
Trade Date:                                 3/23/2000
Maturity Date:                              Not applicable
Interest Rate:                              Not applicable
Total Shares/Par Purchased:                 296,520
Total Purchase:                             3,706,500 CAD
Aggregate shares/par of offering:           143,602,914
Aggregate value of offering:                1,795,036,425 CAD
Securities acquired from:                   RBC Dominion
Underwriting Syndicate's Members:           RBC Dominion
                                            CIBC World Markets Inc.
                                            Morgan Stanley Canada Ltd.
                                            BMO Nesbitt Burns Inc.
                                            HSBC Securities (Canada) Inc.
                                            Scotia Capt. Inc.
                                            National Bank Financial Inc.
                                            Merrill Lynch Canada Inc.
                                            Newcrest Capt. Inc.
                                            TD Securities Inc.
                                            Griffiths McBurney & Partners
                                            Bunting Warburg Dillon Reed Inc.